                                                                    Exhibit 1(c)



                                                            December 1996



                            BANKAMERICA CORPORATION



                             UNDERWRITING AGREEMENT
                STANDARD PROVISIONS FOR SENIOR DEBT SECURITIES,
                 SUBORDINATED DEBT SECURITIES, PREFERRED STOCK,
                   DEPOSITARY PREFERRED STOCK, COMMON STOCK,
                     WARRANTS TO PURCHASE DEBT SECURITIES,
                       WARRANTS TO PURCHASE COMMON STOCK,
                      WARRANTS TO PURCHASE PREFERRED STOCK
                             AND CURRENCY WARRANTS
                                (December 1996)

          From time to time, BankAmerica Corporation (the "Company") may enter into underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement" or "the Underwriting Agreement." Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          1.  Securities; Prospectus; Representations and Warranties.  (a) The
              ------------------------------------------- ----------
Company proposes to issue and sell from time to time its senior debt securities (the "Senior Securities") and subordinated debt securities (the "Subordinated Securities"; the Senior Securities and the Subordinated Securities being herein collectively referred to as the "Debt Securities"). The Senior Securities are to be issued under an Indenture dated as of November 1, 1991, as amended or supplemented (the "Senior Indenture") between the Company and First Trust of California, National Association, as successor trustee (the "Senior Trustee," and together with the Subordinated Trustee, the "Trustees"). The Subordinated Securities are to be issued under an Indenture dated as of November 1, 1991, as amended or supplemented, (the "Subordinated Indenture"), between the Company and Chemical Trust Company of California, as trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures." The Debt Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, exchange terms, if any, conversion terms, if any, and other specific terms.

          The Company also proposes to issue and sell from time to time preferred stock (the "Preferred Stock"). The Preferred Stock will be issuable in series with varying conversion rights, if any, dividend provisions, redemption terms and other specific terms.

          The Company also proposes to issue and sell from time to time its depositary preferred stock (the "Depositary Preferred Stock"). The Depositary Preferred Stock will be issuable in series with varying conversion rights, if any, dividend provisions, redemption terms and other specific terms, and is to be deposited with a Depositary under a Deposit Agreement, to be entered into between the Company, the Depositary and the holders from time to time of depositary receipts (the "Depositary Receipts") issued thereunder, against delivery of Depositary Receipts evidencing depositary shares (the "Depositary Shares"), each of which will represent a fractional interest in the Depositary Preferred Stock.

          The Company also proposes to issue and sell from time to time its common stock, par value $1.5625 (the "Common Stock"). The common stock may have varying selling prices or methods for determining selling prices.

          The Company also proposes to issue and sell from time to time warrants to purchase Debt Securities (the "Debt Securities Warrants"), Common Stock (the "Common Stock Warrants") or Preferred Stock (the "Preferred Stock Warrants"; the Debt Securities Warrants, the Common Stock Warrants and the Preferred Stock Warrants being herein collectively referred to as the "Warrants"). The Warrants are to be issued pursuant to a warrant agreement (the "Warrant Agreement") to be entered into between the Company and a warrant agent. The Warrants may have varying designations, terms for exercising, selling prices and other specific terms.

          The Company also proposes to issue and sell from time to time warrants entitling the holder to receive the cash value of the right to purchase or to sell foreign currencies or composite currencies (the "Currency Warrants"). The Currency Warrants are to be issued pursuant to a warrant agreement (the "Currency Warrant Agreement") to be entered into between the Company and a warrant agent. The Currency Warrants may have varying designations, terms for exercising, selling prices and other specific terms.

          The Debt Securities, Preferred Stock, Depositary Preferred Stock, Depositary Shares, Common Stock, Warrants and Currency Warrants may be sold either separately or as units (the "Units").

          As used herein, "Offered Debt Securities," "Offered Preferred Stock," "Offered Depositary Preferred Stock," "Offered Depositary Shares," "Offered Common Stock," "Offered Debt Securities Warrants," "Offered Common Stock Warrants," "Offered Preferred Stock Warrants," "Offered Warrants," "Offered Currency Warrants" and "Offered Units" shall mean the specific Debt Securities, Preferred Stock, Depositary Preferred Stock, Depositary Shares, Common Stock, Debt Securities Warrants, Common Stock Warrants, Preferred Stock Warrants, Warrants, Currency Warrants and Units, respectively described in the Underwriting Agreement. The Offered Debt Securities, Offered Preferred Stock, Offered Depositary Preferred Stock, Offered Depositary Shares, Offered Common Stock, Offered Debt Securities Warrants, Offered Common Stock Warrants, Offered Preferred Stock Warrants, Offered Warrants, Offered Currency Warrants and Offered Units described in the Underwriting Agreement shall collectively be referred to as the "Offered Securities."

          (b) The Company has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act") a registration statement

(File No. 333-_____) including a prospectus relating to the Debt Securities, the Preferred Stock, the Depositary Preferred Stock, the Depositary Shares, the Common Stock, the Debt Securities Warrants, the Common Stock Warrants, the Preferred Stock Warrants and the Currency Warrants and such registration statement has become effective. The term "Registration Statement" means the registration statement as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Preliminary Prospectus" means the Basic Prospectus together with a preliminary prospectus supplement specifically relating to the Offered Securities. The Company will file with, or mail for filing to, the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the 1933 Act (the "Prospectus Supplement"), together, if required, with the Basic Prospectus (collectively, the "Prospectus"). As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein and the terms "amend," "amendment" and "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") after the effective date of the Registration Statement, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (c) The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), when such part became effective or was filed, as the case may be, complied in all material respects with the 1933 Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules and regulations thereunder and did not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement at the date of the Prospectus Supplement and at the Closing Date will meet the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and will comply in all other material respects with said rule, (iv) each Preliminary Prospectus, if any, filed pursuant to Rule 424 under the 1933 Act will comply when so filed in all material respects with the 1933 Act, and the rules and regulations thereunder, (v) the Registration Statement, the Prospectus and the applicable Indenture comply and, as amended or supplemented, will comply in all material respects with the 1933 Act and the Trust Indenture Act and the respective rules and regulations thereunder, (vi) at the date of the Prospectus Supplement, at the date of any further amendment to the Registration Statement or supplement to the Prospectus and at the Closing Date, the Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that these representations and warranties do not apply to (a) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Trustees or (b) statements in or omissions from any such documents based upon information furnished to the Company in writing by or in any document prepared by any Underwriter, any Warrant Agent or by the Trustees expressly for use therein, (vii) the Company has furnished to the Representatives such information, financial and other, regarding the Company as is expected to be included in the Prospectus Supplement, and (viii) the Company has complied and will comply with the provisions of that certain Florida act relating to the disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

          (d) The Company represents and warrants to each Underwriter that there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, since the date of the most recent financial statements included or incorporated in the Prospectus, as amended or supplemented as of the Closing Date, except as set forth or contemplated in such Prospectus.

          2.  Offering of Offered Securities.  The Company is advised by the
              ------------------------------
Representatives that the Underwriters propose to offer the Offered Securities in the manner set forth in the Prospectus.

          3.  Delivery and Payment.  Payment for the Offered Securities shall be
              --------------------
made by Federal Funds, credit advice or official bank check or checks payable to the order of the Company in such funds and at the time and place set forth in this Agreement, upon [delivery of the Offered Securities] [confirmation of delivery of the Offered Depositary Preferred Stock to the Depositary against delivery of Depositary Receipts evidencing the Offered Depositary Shares] to the Representatives for the respective accounts of the several Underwriters, registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery of the Offered Securities are herein referred to as the Closing Date.

          4.  Agreements.  The Company agrees with the Underwriters that:
              ----------

          (a) The Company will cause the Prospectus Supplement and, if required, the Basic Prospectus to be filed pursuant to Rule 424 under the 1933 Act and, prior to the termination of the offering of the Offered Securities, will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective or any further supplement to the Prospectus shall have been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or further supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Prior to the termination of the offering of the Offered Securities and prior to the expiration or exercise of Offered Warrants, if any, the Company will not file any amendment to the Registration Statement or any further supplement to the Prospectus unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the filing of the Prospectus pursuant to Rule 424 under the 1933 Act first occurs (except not later than 90 days if such filing date is in the Company's last fiscal quarter), an earnings statement of the Company and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

          (d) The Company will furnish to counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto and materials incorporated by reference therein) and to each Representative a copy of the Registration Statement (including exhibits thereto and materials incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer in connection with the sale of the Offered Securities may be required by the 1933 Act, as many copies of each Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

          (e) The Company will pay all expenses incident to the performance of its obligations under this Agreement, the expenses of printing all documents relating to the offering of the Offered Securities and any fees charged for rating the Offered Securities.

          (f) The Company will arrange for the qualification of the Offered Securities and the Common Stock, Preferred Stock or Depositary Shares which may be issuable pursuant to the Offered Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Offered Securities and will arrange for the determination of the eligibility of the Offered Securities for purchase by certain institutional investors under the laws of such jurisdictions as the Representatives may designate.

          (g) The Company will arrange for the listing of the Offered Currency Warrants, the Offered Preferred Stock, the Offered Depositary Shares or the Offered Common Stock upon notice of issuance on the New York Stock Exchange or such other national securities exchange as may be designated in the Underwriting Agreement.

          (h) The Company will arrange for the listing of any Common Stock issuable upon conversion or exercise of Offered Securities to be listed on all national securities exchanges on which the Company's outstanding Common Stock is then listed.

     5.  Conditions to the Obligations of the Underwriters.  The obligations of
         -------------------------------------------------
the Underwriters to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Representatives shall have received on the Closing Date the opinion of the General Counsel of the Company, counsel for the Company (or other counsel for the Company acceptable to the Representatives), dated the Closing Date, to the effect set forth in Exhibit A hereto.

          (c) The Representatives shall have received on the Closing Date the opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters (or other counsel for the Underwriters acceptable to the Representatives), dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, President, a Vice Chairman of the Board, a Vice Chairman or the Chief Financial Officer of the Company and the Treasurer or an Assistant Treasurer of the Company (or, in either such case, another officer or officers acceptable to the Representatives), dated the Closing Date, to the effect that the signatories of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

             (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change, nor any presently known and existing development that the Company expects to result in a material adverse change, in the financial condition, earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

          (e) The Representatives shall have received on the Closing Date a letter from Ernst & Young LLP, independent public accountants (or other independent public accountants acceptable to the Representatives), dated the Closing Date, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

          (f) There shall not have been any change or decrease specified in the letter referred to in paragraph (e) of this Section 5 or, subsequent to the date of the Underwriting Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in this paragraph (f), is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the delivery or offering of the Offered Securities as contemplated by the Prospectus.

          [(g) The Representatives shall have received on the Closing Date an opinion dated the Closing Date, satisfactory to the Representatives and counsel for the Representatives, of counsel for the Depositary, to the effect that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and is a valid and binding agreement of the Depositary, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.]

          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          6.   Reimbursement of Underwriters' Expenses.  If the sale of the
               ---------------------------------------
Offered Securities provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Agreement or comply with any provision in this Agreement other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Offered Securities and shall have no further obligations to the Underwriters with respect thereto. In no event shall the Company be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

          7.   Indemnification and Contribution.  (a) The Company agrees to
               --------------------------------
indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the
                                               --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, or the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of any of the Trustees, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities which are the subject thereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Offered Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided,
                                                                     --------
however, if the defendants in any such action include both the indemnified party
-------
and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the aggregate underwriting discount appearing on the cover page of the Prospectus Supplement bears to the aggregate public offering price appearing thereon and the Company is responsible for the balance; provided, however, that (y) in no case shall any
                                --------  -------
Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered Securities) be responsible for any amount in excess of the underwriting discount applicable to the Offered Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d). This notice requirement shall be deemed satisfied by the delivery of the notice contemplated by the first sentence of subparagraph (c) of this Section 7.

          8.   Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Offered Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a commercial banking moratorium shall have been declared by either Federal or New York or California State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the United States or international markets is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities.

          9.   Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

          10.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed to the address furnished to the Company in writing for the purpose of communications hereunder; or, if sent to the Company, will be mailed, delivered or telegraphed to it at Bank of America Center, 555 California Street, San Francisco, California 94104, attention of the Secretary.

          11.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of Offered Securities or Depositary Receipts from any Underwriter shall be deemed a successor because of such purchase.

                                   EXHIBIT A
                                   ---------


                               FORM OF OPINION OF
                             COUNSEL TO THE COMPANY
                             ----------------------


          The opinion of counsel for the Company, to be delivered pursuant to
Section 5(b) of the Underwriting Agreement, shall be to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

         (ii) Bank of America National Trust and Savings Association (the "Bank") holds a valid Certificate of Authority from the Comptroller of the Currency of the United States of America to do business as a national banking association under the laws of the United States and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus; and all the outstanding shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and (except as provided in 12 U.S.C. (S) 55) nonassessable, and are directly owned by the Company free and clear of liens and encumbrances;

        (iii) [If the Offered Securities include or are exercisable or exchangeable for or convertible into equity securities of the Company insert -- the Company's authorized and outstanding capital stock was as set forth in the Prospectus as of the dates set forth therein;] the Offered Securities conform to the description thereof contained in the Prospectus;

          [If the Offered Securities include Offered Debt Securities insert --

         (iv) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument of the Company enforceable against the Company in accordance with its terms (subject, (1) to further action by the Company's Board of Directors to authorize the issuance of Capital Securities to be exchanged for Subordinated Debt Securities or sold to be designated for inclusion in a securities fund, as provided in the Indenture and (2) to the qualifications to be set forth in the opinion);

          (v) the Offered Debt Securities have been duly authorized by the Company, executed in accordance with the provisions of the Indenture, and authenticated by the Trustee or its agent in accordance with the provisions of the Indenture and, when delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture (subject to the qualifications to be set forth in the opinion);]

          [If the Offered Debt Securities include Offered Debt Securities which are to be exchangeable for Capital Securities insert --

         (vi) the Offered Debt Securities are exchangeable for Capital Securities, as defined in the Indenture, of the Company in accordance with the terms of the Offered Securities and the Indenture (subject to the qualifications to be set forth in the opinion);]

          [If the Offered Securities include Offered Preferred Stock insert --

        (vii) the Offered Preferred Stock has been duly authorized for issuance and sale, and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement will be validly issued, fully paid and nonassessable; the certificates for the Offered Preferred Stock are in valid and sufficient form;

       (viii) the Offered Preferred Stock ranks on a parity with all issued and outstanding shares of Preferred Stock as to dividends and as to distributions of assets except as set forth in the Prospectus;]

          [If the Offered Securities include Offered Depositary Preferred Stock insert --

         (ix) the Offered Depositary Preferred Stock has been duly authorized for issuance and sale, and, when issued and delivered to the Depositary against delivery of the Depositary Receipts evidencing the Offered Depositary Shares to the Underwriters and payment by the Underwriters pursuant to the Underwriting Agreement will be validly issued, fully paid and nonassessable; the certificates for the Offered Depositary Preferred Stock are in valid and sufficient form;

          (x) the Offered Depositary Preferred Stock ranks on a parity with all issued and outstanding shares of Preferred Stock as to dividends and as to distributions of assets except as set forth in the Prospectus;

         (xi) assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, the Deposit Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (subject to the qualifications set forth in the opinion); and the Depositary Receipts when executed and delivered pursuant to the Deposit Agreement upon deposit of the Offered Depositary Preferred Stock thereunder, will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and in the Deposit Agreement;]

          [If the Offered Securities include Offered Common Stock insert --

          (xii) the Offered Common Stock has been duly authorized and will be, when duly countersigned by the Company's Transfer Agent and Registrar and upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, validly issued, fully paid and nonassessable.]

          [If the Offered Securities are convertible into Common Stock or Capital Securities insert --

         (xiii) the Offered Securities are convertible in accordance with their terms [and the Indenture] and the __________ issuable upon conversion thereof have been duly and validly authorized and reserved for issuance upon such conversion, and when issued upon such conversion in accordance with the terms of the Offered Securities will be duly authorized, validly issued, fully paid and nonassessable;]

          [If the Offered Securities include Offered Warrants insert --

          (xiv) the Offered Warrants have been duly authorized and duly executed by the proper officers of the Company and authenticated by the warrant agent under the Warrant Agreement and constitute legal, valid and binding obligations of the Company; [the Debt Securities initially issuable upon exercise thereof have been duly authorized, and when executed and authenticated in accordance with the Warrant Agreement and the Indenture upon exercise of the Warrants in accordance with the terms of the Warrant Agreement and at the price therein provided for, will be valid and binding obligations enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture (subject to the qualifications to be set forth in the opinion);] [the Preferred Stock initially issuable upon exercise thereof has been duly and validly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Warrant Agreement and at the price therein provided for, will be duly authorized, validly issued, fully paid and nonassessable;] [the Common Stock initially issuable upon exercise thereof has been duly and validly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Warrant Agreement and at the price therein provided for, will be duly authorized, validly issued, fully paid and nonassessable;]

          (xv) assuming due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent, the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding instrument of the Company enforceable in accordance with its terms (subject to the qualifications to be set forth in the opinion);]

          [If the Offered Securities include Offered Currency Warrants insert --

         (xvi) the Offered Currency Warrants have been duly authorized and duly executed by the proper officers of the Company and countersigned by the warrant agent under the Currency Warrant Agreement and constitute legal, valid and binding obligations of the Company;

        (xvii) the Currency Warrant Agreement has been duly authorized, executed and delivered and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms (subject to the qualifications to be set forth in the opinion);]

       (xviii) to the best knowledge of such counsel, (a) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and (b) there is no franchise, contract or other document which is known to such counsel of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

         (xix) (a) the Registration Statement has become effective under the 1933 Act; (b) to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; and (c) the Registration Statement, the Prospectus and each amendment thereof or supplement thereto and each document incorporated by reference therein (other than the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Trustees and the financial statements, schedules and other financial and statistical information contained or incorporated therein, or that should have been so contained or incorporated, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder (in passing on the form of such Registration Statement, counsel may assume the correctness and completeness of the statements made therein);

          (xx) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

         (xxi) no consent, approval, authorization or order of any court or governmental agency or body is required of the Company for the consummation of the transactions contemplated in the Underwriting Agreement [or the Warrant Agreement] [or the Deposit Agreement], except such as have been obtained under the 1933 Act, 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters and the following other approvals, which have been obtained: ____________________;

        (xxii) neither the issue and sale of the Offered Securities, nor the consummation of any other of the transactions contemplated in the Underwriting Agreement [or the Warrant Agreement] [or the Deposit Agreement] nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or, to the best knowledge of such counsel, any indenture or other agreement or instrument to which the Company or the Bank is a party or bound, or any order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Bank which in the case of any indenture, agreement, instrument or order, would have a material adverse effect on the holders of the Offered Securities or the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as one enterprise; and

       (xxiii) there are no holders of securities of the Company having rights to the registration of such securities under the Registration Statement.

          In addition, such opinion shall also cover, if applicable to a particular issue of Offered Securities, matters relating to Delayed Delivery Contracts, listing on the New York Stock Exchange or other securities exchange, the nonapplicability of the California usury law and such other matters as the Representatives may reasonably require.

          In addition, such counsel shall state that nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, or any amendment thereof, at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not make any comment with respect to the accuracy, completeness or fairness of the financial statements, schedules and other financial and statistical information contained or incorporated therein, or that should have been so contained or incorporated, or with respect to the Statements of Eligibility and Qualification of the trustees named in the Registration Statement on their Forms T-1).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent such counsel shall deem proper and specify in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.